Exhibit 99.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned, Andrew M. Rosenfield, on his own behalf and as the manager of GGP Sponsor Holdings LLC, hereby constitutes and appoints Andrew McBride his true and lawful attorney-in-fact to:

1.  execute for and on behalf of the undersigned Statement on Schedule 13D or 13G and amendments thereto (“Statements”) relating to the Class A Common Stock, par value $0.0001 per share, of Gores Guggenheim, Inc. (the “Company”) in accordance with Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder;

2.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Statement and the timely filing of such form with the United States Securities and Exchange Commission and any other authority, including NASDAQ; and

3.  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Statements pursuant to Section 13 of the Exchange Act with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned caused this Power of Attorney to be executed as of this 14th day of February, 2022.

GGP SPONSOR HOLDINGS, LLC

/s/ Andrew M. Rosenfield
Name:	Andrew M. Rosenfield
Title:	Manager

/s/ Andrew M. Rosenfield
Name:	Andrew M. Rosenfield